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                                                                       EXHIBIT 5

                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                                                    May __, 1998


Anthra Pharmaceuticals, Inc.
103 Carnegie Center, Suite 102
Princeton, NJ 08540


Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-1 filed by Anthra Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on March 11, 1998 (Registration No. 333-47725), Amendment No. 1 thereto filed on April 28, 1998, Amendment No. 2 thereto filed on May __, 1998 and Amendment No. 3 thereto filed on _________, 1998 (collectively, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 2,760,000 shares of the Company's common stock, $0.01 par value per share (the "Stock") (including up to 360,000 shares of Stock subject to the underwriters' over-allotment option). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

                  As counsel to the Company, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

                  We are of the opinion that the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,



                                                     Morrison & Foerster LLP